                                    OFFER BY

                                 ADVANTA CORP.

                              TO PURCHASE FOR CASH
               UP TO 7,882,750 SHARES OF ITS CLASS A COMMON STOCK
               (INCLUDING THE ASSOCIATED CLASS A PURCHASE RIGHTS)
                              AT $40 PER SHARE NET
                                      AND
              UP TO 12,482,850 SHARES OF ITS CLASS B COMMON STOCK
               (INCLUDING THE ASSOCIATED CLASS B PURCHASE RIGHTS)
                              AT $40 PER SHARE NET
                                      AND
  UP TO 1,078,930 OF ITS DEPOSITARY SHARES EACH REPRESENTING ONE ONE-HUNDREDTH
                                    INTEREST
  IN A SHARE OF 6 3/4% CONVERTIBLE CLASS B PREFERRED STOCK, SERIES 1995 (STOCK
                                  APPRECIATION
                       INCOME LINKED SECURITIES (SAILS))
                            AT $32.80 PER SHARE NET

            THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY,
                FEBRUARY 20, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                January 20, 1998
To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated January 20, 1998 and the related Letters of Transmittal (which together constitute the "Offer"), in connection with the offer by Advanta Corp., a Delaware corporation (the "Company"), to purchase for cash up to 7,882,750 shares of its Class A Common Stock, par value $ .01 per share ("Class A Common Stock"), including the associated Class A Purchase Rights (the "Class A Rights" and together with the Class A Common Stock, the "Class A Shares"), and up to 12,482,850 shares of its Class B Common Stock, par value $ .01 per share ("Class B Common Stock"), including the associated Class B Purchase Rights (the "Class B Rights" and together with the Class B Common Stock, the "Class B Shares") (the Class A Shares and the Class B Shares are hereinafter referred to as the "Common Shares"), at a purchase price net to the seller in cash of $40 per Common Share (the "Common Stock Purchase Price"), and up to 1,078,930 depositary shares each representing one one-hundredth interest in a share of 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (the "SAILS Depositary Shares"), at a purchase price, net to the seller in cash of $32.80 per SAILS Depositary Share (the "SAILS Purchase Price") (the Class A Shares, Class B Shares and SAILS Depositary Shares are hereinafter referred to as the "Shares"), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated January 20, 1998, and in the related Letters of Transmittal. The Company will, upon the terms and subject to the conditions of the Offer, purchase 7,882,750 Class A Shares (or such lesser number of Class A Shares as are properly tendered and not withdrawn), 12,482,850 Class B Shares (or such lesser number of Class B Shares as are properly tendered and not withdrawn), and 1,078,930 SAILS Depositary Shares (or such lesser number of SAILS Depositary Shares as are properly tendered and not withdrawn) pursuant to the Offer. The Company will purchase, at the applicable Purchase Price, all Shares properly tendered and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), upon the terms and subject to the conditions of the Offer, including the provisions relating to proration, conditional tenders and "odd lot" tenders described in the Offer to Purchase. Unless the Rights are redeemed by the Company, a tender of Common Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to the Common Shares or the Shares shall include the associated Rights.

     The applicable Purchase Price will be paid in cash, net to the seller, without interest thereon, with respect to all Shares purchased. No separate consideration will be paid for the Rights. All Shares not purchased because of proration and Shares that were conditionally tendered and not accepted will be returned. The Company reserves the right, in its sole discretion, to purchase more than 7,882,750 Class A Shares, more than 12,482,850 Class B Shares or more than 1,078,930 SAILS Depositary Shares pursuant to the Offer, but has no current intention to do so.

     We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTERS OF TRANSMITTAL FOR THE CLASS A SHARES, THE CLASS B SHARES AND THE SAILS DEPOSITARY SHARES FOR YOUR INFORMATION ONLY; YOU CANNOT USE THEM TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

     1. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

     2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, February 20, 1998, unless the Company extends the Offer.

     3. The Offer is for (i) 7,882,750 Class A Shares (constituting approximately 43% of the Class A Shares issued and outstanding as of January 8, 1998, or approximately 43% of the Class A Shares outstanding on a fully diluted basis) or such lesser number of Class A Shares as are properly tendered and not withdrawn; (ii) 12,482,850 Class B Shares (constituting approximately 48% of the Class B Shares issued and outstanding as of January 8, 1998, or approximately 39% of the Class B Shares outstanding on a fully diluted basis, assuming the exercise of all outstanding options and the conversion of all outstanding SAILS Depositary Shares as of January 8, 1998) or such lesser number of Class B Shares as are properly tendered and not withdrawn; (iii) 1,078,930 SAILS Depositary Shares (constituting approximately 43% of the SAILS Depositary Shares outstanding as of January 8, 1998) or such lesser number of SAILS Depositary Shares as are properly tendered and not withdrawn. Although it has no present intention to do so, the Company reserves the right to purchase more than 7,882,750 Class A Shares, more than 12,482,850 Class B Shares or more than 1,078,930 SAILS Depositary Shares pursuant to the Offer.

     4. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

     5. If you owned beneficially or of record, as of the close of business on January 19, 1998, and continue to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Class A Shares, Class B Shares or SAILS Depositary Shares, as the case may be, and you instruct us to tender on your behalf all Class A Shares, Class B Shares or SAILS Depositary Shares, as the case may be, before the expiration of the Offer and check the appropriate box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all Class A Shares, Class B Shares or SAILS Depositary Shares, as the case may be, for purchase before proration, if any, of the purchase of other Shares properly tendered.

     As described in Section 1 of the Offer to Purchase, if more than 7,882,750 Class A Shares (or such greater number of Class A Shares as the Company elects to purchase), more than 12,482,850 Class B Shares (or such greater number of Class B Shares as the Company elects to purchase) or more than 1,078,930 SAILS Depositary Shares (or such greater number of SAILS Depositary Shares as the Company elects to purchase) have been properly tendered and not withdrawn on or prior to the Expiration Date, the Company will purchase Shares of the applicable class in the following order of priority: (i) first, all Shares of such class properly tendered and not withdrawn on or prior to the Expiration Date by or on behalf of any stockholder who owned beneficially or of record, as of the close of business on January 19, 1998, and continues to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares of such class, and who properly tenders all of such Shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the applicable Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and (ii) then, after purchase of all the foregoing Shares of such class, subject to the conditional tender provisions described in Section 3 of the Offer to Purchase, all other Shares of such class properly tendered and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

     A tendering stockholder may condition the tender of Shares of a particular class upon the purchase by the Company of a specified minimum number of such Shares tendered by such stockholder, all as described in Section 3 of the Offer to Purchase. Unless such specified minimum is purchased by the Company pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal, none of the Shares tendered by the stockholder will be purchased. If you wish us to condition your tender upon the purchase of a specified minimum number of your Shares, please complete the box entitled "Conditional Tender" with respect to the appropriate class of stock on the Instruction Form. In order to make a conditional tender with respect to a particular class of Shares, a stockholder must properly tender all Class A Shares, all Class B Shares or all SAILS Depositary Shares, as the case may be, that such stockholder beneficially owns; partial tenders will not qualify for this option. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and you are urged to consult your own tax advisor.

     The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Securities Exchange Act of 1934, as amended. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by BT Alex. Brown Incorporated as Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Class A Shares, Class B Shares or SAILS Depositary Shares please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Class A Shares, Class B Shares or SAILS Depositary Shares we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 20, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

                                INSTRUCTION FORM

WITH RESPECT TO THE OFFER OF ADVANTA CORP. TO PURCHASE FOR CASH UP TO 7,882,750 SHARES OF ITS CLASS A COMMON STOCK (INCLUDING THE ASSOCIATED CLASS A PURCHASE RIGHTS) AT $40 PER SHARE NET AND UP TO 12,482,850 SHARES OF ITS CLASS B COMMON STOCK (INCLUDING THE ASSOCIATED CLASS B PURCHASE RIGHTS) AT $40 PER SHARE NET AND UP TO 1,078,930 OF ITS SAILS DEPOSITARY SHARES EACH REPRESENTING ONE ONE-HUNDREDTH INTEREST IN A SHARE OF 6 3/4% CONVERTIBLE CLASS B PREFERRED STOCK, SERIES 1995 (STOCK APPRECIATION INCOME LINKED SECURITIES (SAILS)) AT $32.80 PER SHARE NET:

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 20, 1998, and the related Letters of Transmittal (which together constitute the "Offer"), in connection with the offer by Advanta Corp., a Delaware corporation (the "Company"), to purchase for cash up to 7,882,750 shares of its Class A Common Stock ("Class A Common Stock"), including the associated Class A Purchase Rights (the "Class A Rights" and together with the Class A Common Stock, the "Class A Shares") and up to 12,482,850 shares of its Class B Common Stock ("Class B Common Stock"), including the associated Class B Purchase Rights (the "Class B Rights" and together with the Class B Common Stock, the "Class B Shares") (the Class A Shares and the Class B Shares are hereinafter referred to as the "Common Shares") at a purchase price, net to the undersigned in cash of $40 per Common Share (the "Common Stock Purchase Price"), and up to 1,078,930 shares of its depositary shares each representing one one-hundredth interest in a share of 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (the "SAILS Depositary Shares"), at a purchase price, net to the undersigned in cash of $32.80 per SAILS Depositary Share (the "SAILS Purchase Price") (the Class A Shares, Class B Shares and SAILS Depositary Shares are hereinafter referred to as the "Shares"), without interest thereon, upon the terms and subject to the conditions of the Offer.

     All Shares properly tendered will be purchased at the applicable Purchase Price, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tenders. The Company will return all other Shares, including Shares tendered not purchased because of proration or because they were conditionally tendered and not accepted for purchase. See Section 1 of the Offer to Purchase. Unless the Rights are redeemed by the Company, a tender of Common Shares will also constitute a tender of the associated Rights. Unless the context requires otherwise, all references herein to the Common Shares or the Shares shall include the associated Rights.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated with respect to any class of Shares, all Shares of that class you hold for the account of the undersigned pursuant to the terms and subject to the conditions of the Offer.

     Aggregate number of Shares to be tendered by you for the undersigned:

                                __________ Class A Shares*

                                __________ Class B Shares*

                                __________ SAILS Depositary Shares*
---------------
* Unless otherwise indicated, all of the Shares of such class held for the account of the undersigned will be tendered.

                               CONDITIONAL TENDER

[ ]   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Class A Shares being purchased if any are purchased:

     ____________ Class A Shares.

[ ]   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Class B Shares being purchased if any are purchased:

     ____________ Class B Shares.

[ ]   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of SAILS Depositary Shares being purchased if any are purchased:

     ____________ SAILS Depositary Shares.

     Unless this box is completed, the tender authorized hereby will be made unconditionally.

                                    ODD LOTS

[ ]   By checking this box, the undersigned represents that the undersigned owned beneficially or of record, as of the close of business on January 19, 1998, and will continue to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Class A Shares and is instructing the holder to tender all such Class A Shares.

[ ]   By checking this box, the undersigned represents that the undersigned owned beneficially or of record, as of the close of business on January 19, 1998, and will continue to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Class B Shares and is instructing the holder to tender all such Class B Shares.

[ ]   By checking this box, the undersigned represents that the undersigned owned beneficially, or of record, as of the close of business on January 19, 1998, and will continue to own beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 SAILS Depositary Shares and is instructing the holder to tender all such SAILS Depositary Shares.

                                 SIGNATURE BOX
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                                  Signature(s)

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                                      Date

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                     Name(s) and Address(es) (Please Print)

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                         Area Code and Telephone Number

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               Taxpayer Identification or Social Security Number